WEBTOON Entertainment Inc. Reports Second Quarter 2026 Financial Results
Delivered Revenue Within Guidance Range and Adjusted EBITDA Above the High-End of Guidance Range
Second Quarter Revenue Decline of 2.8%; Revenue Growth on a Constant Currency Basis of 5.2%
Net Loss of $14.6 million; Adjusted EBITDA of $5.5 million
Strong Balance Sheet With Cash and Cash Equivalents of Approximately $583.1 million and No Debt
LOS ANGELES, August 10, 2026 (GLOBE NEWSWIRE) -- WEBTOON Entertainment Inc. (Nasdaq: WBTN) (“WEBTOON Entertainment” or “the Company”), a leading global entertainment company and home to some of the world’s largest storytelling platforms, today announced results for its second quarter ended June 30, 2026. More information about these results can be found in the Company’s shareholder letter on the investor relations section of its website.
Second Quarter 2026 Highlights (vs. Second Quarter 2025)
•Total revenue of $338.5 million declined 2.8%, driven by declines in Paid Content and IP Adaptations, partially offset by growth in Advertising.
•Revenue on a constant currency basis was $366.4 million, growing 5.2%, driven by growth in all three revenue streams, Paid Content and Advertising and IP Adaptations.
•Net Loss was $14.6 million, compared to $3.9 million in the prior year, driven primarily by increased marketing investment.
•Adjusted EBITDA was $5.5 million, compared to $9.7 million in the prior year, due to increased marketing investment. Adjusted EBITDA Margin was 1.6%, compared to 2.8% in the prior year.
•Diluted loss per share was $0.11, compared to diluted loss per share of $0.03 in the prior year.
•Adjusted Earnings Per Share was $0.04, compared to $0.07 in the prior year.
•Cash and cash equivalents of approximately $583.1 million plus another $11.2 million of short-term deposits included in prepaid expenses and other current assets.
•Cash outflow from operations was $6.3 million, compared to a cash inflow of $5.7 million in the prior year.
Junkoo Kim, Founder and CEO, said, “We delivered another quarter of solid financial performance, with revenue of $338.5 million, in line with our expectations, and an Adjusted EBITDA of $5.5 million, exceeding the high-end of our previous guidance range.”
Kim continued, “This quarter, we advanced two strategic priorities that further strengthen our flywheel. We are leveraging AI to create more interactive experiences through innovations like byUs, our interactive story chat service, and our AI-Powered Auto Translation program, both of which are driving deeper engagement across our platform. We also continue to experiment with AI-powered initiatives such as Short Animation. At the same time, we are evolving our IP strategy by increasing direct investment and ownership, positioning us to capture more of the long-term value our ecosystem creates.”
Strategic Investment in RI Games Holdings Inc.
Today, WEBTOON Entertainment also issued a press release announcing entry into a definitive agreement to make a strategic investment in RI Games Holdings Inc., giving the Company a dedicated pipeline to develop games from hit webcomics with established, built-in global fandoms. The transaction is expected to support WEBTOON Entertainment's long-term IP strategy by extending successful stories across additional entertainment formats.

Third Quarter 2026 Outlook
For the third quarter 2026, the Company expects:
•Revenue growth on a constant currency basis in the range of 0.7%-3.3%. This represents revenue in the range of $358-$368 million, based on current FX rates.
•Adjusted EBITDA in the range of $0.0-$5.0 million, representing an Adjusted EBITDA Margin in the range of 0.0%-1.4%.
Conference Call & Webcast Details
As previously disclosed, the Company will host a webcast and conference call on August 10, 2026, at 5:30 p.m. Eastern Time, to discuss the Company’s financial results for its second quarter ended June 30, 2026.

A live webcast of the conference call will be available online at https://ir.webtoon.com/.

For those unable to listen to the live webcast, an archived version will be available at the same location for up to one year.

About WEBTOON Entertainment Inc.

WEBTOON Entertainment is a leading global entertainment company and home to some of the world's largest storytelling platforms. As the global leader and pioneer of the mobile webcomic format, WEBTOON Entertainment has transformed comics and visual storytelling for fans and creators.

With its CANVAS UGC platform empowering anyone to become a creator, and a growing roster of superstar WEBTOON Originals creators and series, WEBTOON Entertainment’s passionate fandoms are the new face of pop culture. WEBTOON Entertainment adaptations are available on Netflix, Prime Video, Crunchyroll, and other screens around the world, and the company’s content partners have included Warner Bros. Animation, Discord, HYBE, and Duolingo, among many others.
With approximately 155 million monthly active users, WEBTOON Entertainment’s IP & Creator Ecosystem of aligned brands and platforms include WEBTOON, Wattpad--the world’s leading webnovel platform--WEBTOON Productions, Studio N, Studio LICO, WEBTOON Unscrolled, LINE MANGA, and eBookJapan, among others.
Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, and involves risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements. Forward-looking statements cover all matters which are not historical facts and include, without limitation, statements or guidance regarding or relating to our future financial position, results of operations and growth, plans and objectives for future capabilities, ability to attract users in both our core and underpenetrated geographies, ability to grow Paid Content, Advertising and IP Adaptations businesses, the impact of our product development initiatives, including our use of AI, our financial condition and liquidity, and other statements concerning the success of our business and strategies. Forward-looking statements may be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements speak only as of the date on which they are made. They are not assurances of future performance and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Therefore, you should not place undue reliance on any of these forward-looking statements. Although we believe that the forward-looking statements contained in this release are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to: weakness in the economy, market trends, uncertainty and other conditions in the markets in which we operate, and other geopolitical or macroeconomic factors beyond our control; inability to attract, empower, properly support or incentivize our creators; inability to retain, attract and engage with our users; inability to anticipate, understand and appropriately respond to market trends and changing user preferences; failure to retain or increase our paying users; failure to effectively operate in highly competitive markets; inability to innovate and expand our Advertising business; inability to continue to diversify our monetization strategy or to increase revenues from IP Adaptations; failure to realize returns on investments made toward entering new markets and lines of business; failure to control our content-related costs; exposure to significant legal proceedings and regulatory investigations which may result in significant expenses, fines and reputational damage; failure to provide a safe online environment for children; exposure to claims that we violated third parties’ intellectual property rights; failure to obtain, maintain, protect or enforce our proprietary and intellectual property rights; exposure to liability and adverse effects from the use of AI; rise of conflicts of interests with NAVER Corporation, our majority stockholder; and other risks and uncertainties set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and in other filings we make with the SEC in the future.
Additionally, forward-looking statements regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Other than in accordance with our legal or regulatory obligations, we undertake no obligations to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures & Definitions
This release contains certain financial information that is not presented in conformity with U.S. GAAP. These non-GAAP measures include Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Earnings Per Share (Adjusted EPS), revenue on a constant currency basis and revenue growth on a constant currency basis.
We believe that these non-GAAP measures provide users of the Company’s financial information with additional meaningful information to assist in understanding financial results and assessing the Company’s performance from period to period. Management believes these measures are important indicators of operations because they exclude items that may not be indicative of our core operating results and provide a better baseline for analyzing trends in our underlying businesses, and they are consistent with how business performance is planned, reported and assessed internally by management and the board of directors of the Company. Our non-GAAP financial measures should not be considered in isolation, or as substitutes for, financial information prepared in accordance with GAAP. Non-GAAP measures have limitations as they do not reflect all the amounts associated with our results of operations as determined in accordance with GAAP, and should only be used to evaluate our results of operations in conjunction with the corresponding or the most directly comparable GAAP measures. We strongly encourage investors and shareholders to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
A reconciliation is provided at the end of this release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. We encourage investors and shareholders to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty or without unreasonable effort non-recurring items that may arise in the future.
Adjusted EBITDA: We define Adjusted EBITDA as net income (loss), adjusted to remove the impact of interest income, interest expense, income tax expense (benefit) and depreciation and amortization, with further adjustments to eliminate the effects of loss on equity method investments, effect of applying the valuation method of fair value through profit or loss, impairment of goodwill, non-cash stock-based compensation and certain other non-recurring costs.
Adjusted EBITDA Margin: We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.
Adjusted Earnings Per Share (Adjusted EPS): We define Adjusted Earnings Per Share as Earnings Per Share before interest expense, interest income, income tax expense (benefit) and depreciation and amortization with further adjustments to eliminate the effects of loss on equity method investments, effect of applying the valuation method of fair value through profit or loss, impairment of goodwill, non-cash stock-based compensation and certain other non-recurring costs. We calculate Adjusted Earnings Per Share by making the adjustments described herein from Net Income (Loss) and dividing by basic and diluted weighted average shares of common stock outstanding, respectively, for the applicable period.
Revenue on a Constant Currency Basis: We define revenue on a constant currency basis as revenue adjusted to remove the impact of foreign currency rate fluctuations and the impact of deconsolidated and transferred operations. We calculate revenue on a constant currency basis in a given period by applying the average currency exchange rates in the comparable period of the prior year to the local currency revenue in the current period. We calculate revenue on a constant currency basis in each of our revenue streams – Paid Content, Advertising and IP Adaptations – using the same method as laid out herein.
Revenue Growth on a Constant Currency Basis: We define revenue growth on a constant currency basis as period-over-period growth rates of revenue, adjusted to remove the impact of foreign currency rate fluctuations and the impact of deconsolidated and transferred operations. We calculate revenue growth (as a percentage) on a constant currency basis by determining the increase in current period revenue over prior period revenue, where current period foreign currency revenue is translated using prior period average currency exchange rates.

Financial Statements
WEBTOON Entertainment Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands of USD, except share and per share data)

	As of
	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$583,145	$581,806
Receivables[1], net of allowance for credit losses of $1,917 and $3,378 at June 30, 2026, and December 31, 2025, respectively	191,311	176,779
Prepaid expenses and other current assets, net[2]	72,473	72,647
Total current assets	846,929	831,232
Property and equipment, net	12,390	8,339
Operating lease right-of-use assets	22,674	23,705
Debt and equity securities	65,986	69,669
Intangible assets, net	144,459	157,804
Goodwill, net	328,462	336,825
Equity method investments	75,859	80,440
Deferred tax assets	24,641	22,302
Other non-current assets, net[3]	69,028	65,194
Total assets	$1,590,428	$1,595,510
Liabilities and equity
Current liabilities:
Accounts payable[4]	$133,662	$136,962
Accrued expenses[5]	60,940	66,690
Current portion of operating lease liabilities[6]	8,105	9,617
Contract liabilities	103,841	89,994
Taxes payable	4,080	4,136
Provisions and defined pension benefits	7,465	8,766
Other current liabilities	3,467	2,457
Total current liabilities	321,560	318,622
Non-current liabilities:
Long-term operating lease liabilities[7]	14,525	14,055
Defined severance benefits	22,838	25,069
Deferred tax liabilities	6,100	5,755
Other non-current liabilities	3,619	3,737
Total liabilities	368,642	367,238
Commitments and Contingencies (Note 8)
Redeemable non-controlling interest in subsidiary	$24,459	$24,540
Stockholders' equity:
Common stock, $0.0001 par value (2,000,000,000 authorized, 135,663,014 shares and 130,776,161 shares issued and outstanding as of June 30, 2026, and December 31, 2025, respectively)	14	13
Additional paid-in capital	2,187,794	2,137,926
Accumulated other comprehensive loss	(145,831)	(114,363)
Accumulated deficit	(877,827)	(853,124)
Total stockholders' equity attributable to WEBTOON Entertainment Inc.	1,164,150	1,170,452
Non-controlling interests in consolidated subsidiaries	33,177	33,280

Total equity	$1,197,327	$1,203,732
Total liabilities, redeemable non-controlling interest, and equity	$1,590,428	$1,595,510
1.Includes amounts due from related parties of $59,283 and $55,156 as of June 30, 2026, and December 31, 2025, respectively.
2.Includes amounts due from related parties of $4,881 and $4,730 as of June 30, 2026, and December 31, 2025, respectively.
3.Includes amounts due from related parties of $33,529 and $33,913 as of June 30, 2026, and December 31, 2025, respectively.
4.Includes amounts due to related parties of $20,010 and $18,765 as of June 30, 2026, and December 31, 2025, respectively.
5.Includes amounts due to related parties of $5,898 and $6,849 as of June 30, 2026, and December 31, 2025, respectively.
6.Includes amounts due to related parties of $4,866 and $5,221 as of June 30, 2026, and December 31, 2025, respectively.
7.Includes amounts due to related parties of $2,714 and $5,371 as of June 30, 2026, and December 31, 2025, respectively.

WEBTOON Entertainment Inc.
Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands of USD, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue[1]	$338,465	$348,271	$659,337	$673,978
Cost of revenue[2]	(250,329)	(260,992)	(488,153)	(515,088)
Marketing[3]	(38,336)	(31,070)	(68,856)	(62,613)
General and administrative expenses[4]	(65,368)	(64,972)	(125,927)	(131,674)
Operating income (loss)	(15,568)	(8,763)	(23,599)	(35,397)
Interest income	4,485	4,910	8,859	10,023
Interest expense	(17)	(2)	(34)	(4)
Gain (loss) on equity method investments, net	988	507	542	(62)
Other income (loss), net[5]	2,472	(1,367)	467	1,303
Income (loss) before income tax	(7,640)	(4,715)	(13,765)	(24,137)
Income tax benefit (expense)	(6,937)	832	(9,609)	(1,715)
Net income (loss)	$(14,577)	$(3,883)	$(23,374)	$(25,852)
Net income (loss) attributable to WEBTOON Entertainment Inc.	(15,248)	(4,326)	(24,703)	(26,715)
Net income (loss) attributable to non-controlling interests and redeemable non-controlling interests	671	443	1,329	863
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	(9,171)	41,120	(32,918)	47,692
Share of other comprehensive loss of equity method investments, net of tax	$(48)	$568	$(63)	$425
Total other comprehensive income (loss), net of tax	(9,219)	41,688	(32,981)	48,117
Total comprehensive income (loss)	$(23,796)	$37,805	$(56,355)	$22,265
Total comprehensive income (loss) attributable to WEBTOON Entertainment Inc.	$(24,072)	$35,802	$(56,171)	$19,803
Total comprehensive income (loss) attributable to non-controlling interests and redeemable non-controlling interests	$276	$2,003	(184)	2,462

Weighted average shares outstanding
Basic	135,250,711	130,358,706	134,439,157	129,980,922
Diluted	135,250,711	130,358,706	134,439,157	129,980,922

Income (loss) per share attributable to WEBTOON Entertainment Inc.
Basic	$(0.11)	$(0.03)	$(0.18)	$(0.21)
Diluted	$(0.11)	$(0.03)	$(0.18)	$(0.21)
1.Includes amounts earned from related parties of $24,551 and $18,278 for the three months ended June 30, 2026, and June 30, 2025, respectively, and $42,794 and $35,991 for the six months ended June 30, 2026, and June 30, 2025, respectively.

2.Includes amounts incurred from related parties of $28,259 and $28,399 for the three months ended June 30, 2026, and June 30, 2025, respectively, and $55,330 and $56,530 for the six months ended June 30, 2026, and June 30, 2025, respectively.
3.Includes amounts incurred from related parties of $613 and $(2,870) for the three months ended June 30, 2026, and June 30, 2025, respectively, and $(1,116) and $(5,451) for the six months ended June 30, 2026, and June 30, 2025, respectively.
4.Includes amounts incurred from related parties of $8,031 and $7,023 for the three months ended June 30, 2026, and June 30, 2025, respectively, and $15,848 and $13,936 for the six months ended June 30, 2026, and June 30, 2025, respectively.
5.Includes amounts earned from related parties of $384 and $424 for the three months ended June 30, 2026, and June 30, 2025, respectively, and $792 and $835 for the six months ended June 30, 2026, and June 30, 2025, respectively.

WEBTOON Entertainment Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands of USD)

	For the Six Months Ended
	June 30, 2026	June 30, 2025
Operating activities:
Net income (loss)	$(23,374)	$(25,852)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for credit losses	(446)	894
Depreciation and amortization	15,341	16,844
Operating lease expense	5,123	4,479
Gain on foreign currency, net	(6,790)	(3,644)
Deferred tax benefit	(2,773)	(5,005)
Loss on debt and equity securities, net	672	2,376
Change in severance benefit, net	1,847	1,165
(Gain) loss on equity method investments, net	(542)	62
Stock-based compensation	19,730	25,498
Other non-cash items	275	(2,336)
Changes in operating assets and liabilities
Changes in receivables	(23,218)	(3,088)
Changes in other assets	(19,600)	(9,545)
Changes in accounts payable	(1,828)	(5,317)
Changes in accrued expenses	(2,204)	(16,251)
Changes in contract liabilities	18,571	10,286
Changes in other liabilities	1,238	8,762
Changes in operating lease liabilities	$(4,678)	$(3,330)
Net cash used in operating activities	$(18,097)	$(12,951)
Investing activities:
Proceeds from maturities of short-term investments	9,278	32,257
Proceeds from sale of property and equipment	82	225
Purchases of property and equipment	(4,763)	(2,297)
Purchases of debt and equity securities	(643)	(3,790)
Payment made for short-term investments	(10,167)	(16,619)
Payment made for loan receivable	(77)	(823)
Purchases of intangible assets	(4,027)	(4,460)
Other investing activities	—	1,366
Net cash (used in) provided by investing activities	$(10,317)	$5,711
Financing activities:
Proceeds from issuance of common stock related to private placement, net	32,682	—
Other financing activities	307	229
Net cash provided by financing activities	$32,989	$229
Effect of exchange rate changes on cash and cash equivalents	(3,236)	16,155
Cash and cash equivalents:
Net increase in cash and cash equivalents	1,339	9,144
Cash and cash equivalents at beginning of the period	581,806	572,402
Cash and cash equivalents at end of the period	$583,145	$581,546
Supplemental disclosure:
Income taxes paid	$5,978	$14,298
Interest paid	$—	$1
Purchase of property and equipment included in accounts payable	$1,792	$—
Purchase of intangible assets included in accounts payable	$1,162	$—
Reclassification of long-term advances to current	$(5,321)	$49,443

Increase in right-of-use assets recognized from new lease agreements	$4,882	$12,477
Reclassification of construction in progress to property and equipment	$833	$—

Reconciliation of Non-GAAP Measures
The following table presents a reconciliation of revenue to revenue on a constant currency basis, and ARPPU to ARPPU on a constant currency basis, respectively, for each of the periods presented.

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands of USD, except percentages)	2026	2025	Change	2026	2025	Change
Total Revenue	$338,465	$348,271	(2.8%)	$659,337	$673,978	(2.2%)
Effects of foreign currency rate fluctuations	27,929	-	N/A	33,420	-	N/A
Revenue on a Constant Currency Basis	$366,394	$348,271	5.2%	$692,757	$673,978	2.8%
Paid Content Revenue	$263,941	$274,914	(4.0%)	$525,379	$535,139	(1.8%)
Effects of foreign currency rate fluctuations	22,741	-	N/A	27,537	-	N/A
Paid Content Revenue on a Constant Currency Basis	$286,682	$274,914	4.3%	$552,916	$535,139	3.3%
Advertising Revenue	$47,124	$45,220	4.2%	$86,806	$85,118	2.0%
Effects of foreign currency rate fluctuations	3,282	-	N/A	3,823	-	N/A
Advertising Revenue on a Constant Currency Basis	$50,406	$45,220	11.5%	$90,629	$85,118	6.5%
IP Adaptations Revenue	$27,400	$28,138	(2.6%)	$47,152	$53,721	(12.2%)
Effects of foreign currency rate fluctuations	1,906	-	N/A	2,059	-	N/A
IP Adaptations Revenue on a Constant Currency Basis	$29,306	$28,138	4.2%	$49,211	$53,721	(8.4%)
Paid Content Average Revenue Per Paying User ("ARPPU")
Korea Paid Content Revenue	$93,521	$80,645	16.0%	$180,409	$157,671	14.4%
Korea ARPPU	8.3	7.9	5.0%	8.0	7.7	4.6%
Effects of foreign currency rate fluctuations	0.7	-	N/A	0.4	-	N/A
Korea ARPPU on a Constant Currency Basis	$9.0	$7.9	14.8%	$8.4	$7.7	10.1%
Japan Paid Content Revenue	$135,963	$161,076	(15.6%)	$275,145	$311,477	(11.7%)
Japan ARPPU	22.1	23.7	(6.7%)	22.3	23.0	(3.0%)
Effects of foreign currency rate fluctuations	2.3	-	N/A	1.5	-	N/A
Japan ARPPU on a Constant Currency Basis	$24.4	$23.7	2.9%	$23.8	$23.0	3.3%
Rest of World Paid Content Revenue	$34,457	$33,193	3.8%	$69,825	$65,991	5.8%
Rest of World ARPPU	6.9	6.6	4.4%	6.8	6.5	4.4%
Rest of World ARPPU on a Constant Currency Basis	$6.9	$6.6	4.4%	$6.8	$6.5	4.4%
1ARPPU is calculated by taking Paid Content revenue and dividing it by the number of monthly paid users ("MPU") for such month, averaged over each month in the given period. ARPPU on a constant currency basis is calculated by dividing Paid Content revenue on a constant currency basis by the number of MPU for such month, averaged over each month in the given period. Where each metric is country specific, the numerator is Paid Content revenue on a constant currency basis by country and the denominator is users by country.

The following table presents a reconciliation of net loss to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods presented.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of USD, except percentages)	2026	2025	2026	2025
Net income (loss)	$(14,577)	$(3,883)	$(23,374)	$(25,852)
Interest income	(4,485)	(4,910)	(8,859)	(10,023)
Interest expense	17	2	34	4
Income tax (benefit) expense	6,937	(832)	9,609	1,715
Depreciation and amortization	7,343	8,407	15,341	16,844
EBITDA	$(4,765)	$(1,216)	$(7,249)	$(17,312)
Stock-based compensation expense(1)	12,105	8,463	19,730	25,498
Restructuring, advisory and legal fees(2)	1,114	1,476	2,381	3,118
(Gain) loss on fair value instruments, net(3)	(1,989)	1,446	638	2,376
(Gain) loss on equity method investments, net(4)	(988)	(507)	(542)	62
Adjusted EBITDA(5)	$5,477	$9,662	$14,958	$13,742
Net income (loss) margin	(4.3)%	(1.1)%	(3.5)%	(3.8)%
Adjusted EBITDA Margin	1.6%	2.8%	2.3%	2.0%
Weighted average shares outstanding
Basic	135,250,711	130,358,706	134,439,157	129,980,922
Diluted	135,250,711	130,358,706	134,439,157	129,980,922
Earnings (loss) per share
Basic	$(0.11)	$(0.03)	$(0.18)	$(0.21)
Diluted	$(0.11)	$(0.03)	$(0.18)	$(0.21)
Adjusted EPS(6)
Basic	$0.04	$0.07	$0.11	$0.11
Diluted	$0.04	$0.07	$0.11	$0.11
(1)Represents non-cash stock-based compensation expense related to WEBTOON’s equity incentive plan and stock-based compensation plans of NAVER Corp. and Munpia Inc., including amounts which are cash settled.
(2)Represents specific costs that are discrete to the periods presented and are not indicative of our core ongoing operations. For the three months ended June 30, 2026, these amounts were comprised of (i) non-routine legal and professional fees associated with the defense of the 2024 IPO-related shareholder litigation, which are outside the ordinary course of business; (ii) professional fees and severance costs directly related to the strategic restructuring initiative of our Wattpad business; and (iii) a penalty, and related professional fees, arising from a resolved regulatory matter concerning foreign exchange transaction reporting. For the six months ended June 30, 2026, these amounts were comprised of (i) non-routine legal and professional fees associated with the defense of the 2024 IPO-related shareholder litigation, which are outside the ordinary course of business, (ii) one-time advisory fees related to the purchase agreement that do not qualify as equity issuance costs; (iii) professional fees and severance costs directly related to the strategic restructuring initiative of our Wattpad business; and (iv) a penalty, and related professional fees, arising from a resolved regulatory matter concerning foreign exchange transaction reporting. For the three and six months ended June 30, 2025, these amounts included (i) non-routine legal and professional fees associated with the defense of the 2024 IPO-related shareholder litigation, which are outside the ordinary course of business; and (ii) professional fees associated with the initial implementation of Sarbanes-Oxley compliance and IPO readiness.
(3)Represents unrealized net (gain) loss of financial assets measured at FVPL, which include the Company's equity investments.
(4)Represents our proportionate share of recognized losses associated with our investments accounted for using the equity method.
(5)Totals may not foot due to rounding.
(6)The numerator for Adjusted EPS is calculated by adjusting Net Income (Loss) by the same items in the Net Income (Loss) to Adjusted EBITDA reconciliation. The denominator for computing Adjusted EPS is the same as that used for Basic and Diluted EPS.

Contact Information
Investor Relations
Soohwan Kim, CFA
investor@webtoon.com
Corporate Communications
Kiel Hume
webtoonpress@webtoon.com